As filed with the Securities and Exchange Commission on February 8, 2007        Registration No. 333-46586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-2586591

(I.R.S. Employer Identification Number)

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert G. Gargus

Senior Vice President and Chief Financial Officer

APPLIED MICRO CIRCUITS CORPORATION

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Cynthia J. Moreland, Esq. Vice President and General Counsel APPLIED MICRO CIRCUITS CORPORATION 215 Moffett Park Drive Sunnyvale, California 94089 (858) 450-9333	D. Bradley Peck, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On September 26, 2000, Applied Micro Circuits Corporation (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-46586) (the “Registration Statement”), which originally registered 429,888 shares of common stock (as adjusted for subsequent stock splits) for resale by certain of Registrant’s shareholders.

The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 7, 2007.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ KAMBIZ Y. HOOSHMAND
Kambiz Y. Hooshmand President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KAMBIZ Y. HOOSHMAND Kambiz Y. Hooshmand	President and Chief Executive Officer (Principal Executive Officer)	February 7, 2007

/S/ ROBERT G. GARGUS Robert G. Gargus	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 7, 2007

/S/ CESAR CESARATTO Cesar Cesaratto	Chairman of the Board	February 7, 2007

/S/ MURRAY A. GOLDMAN Murray A. Goldman	Director	February 7, 2007

/S/ NIEL RANSOM Niel Ransom	Director	February 7, 2007

/S/ FRED SHLAPAK Fred Shlapak	Director	February 7, 2007

/S/ ARTHUR B. STABENOW Arthur B. Stabenow	Director	February 7, 2007

/S/ JULIE H. SULLIVAN Julie H. Sullivan	Director	February 7, 2007

/S/ HARVEY P. WHITE Harvey P. White	Director	February 7, 2007

/S/ DAVID B. WRIGHT David B. Wright	Director	February 7, 2007